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                                                                    EXHIBIT 10.1

                                 THIRD AMENDMENT
                                       TO
                  SECOND AMENDED AND RESTATED STOCK OPTION PLAN
                    FOR KEY EMPLOYEES OF OWENS-ILLINOIS, INC.


         Pursuant to the authority reserved to the Compensation Committee (the "COMMITTEE") of the Board of Directors of Owens-Illinois, Inc. (the "COMPANY") under Section 7.2 of the Second Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc. (the "PLAN"), the Committee hereby amends the Plan as follows:

         1. Section 4.4 of the Plan is amended to read, in its entirety, as follows:

SECTION 4.4 - EXPIRATION OF OPTIONS

                           (a) No Option may be exercised to any extent by
            anyone after the first to occur of the following events:

                                    (i) In the case of an Incentive Stock
                  Option, (A) the expiration of ten years from the date the Option was granted, or (B) in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Option was granted; or

                                    (ii) In the case of a Non-Qualified Option,
                  the expiration of twelve years and one day from the date the Option was granted; or

                                    (iii) Except in the case of (A) any Optionee
                  who is totally disabled (within the meaning of Section 22(e)(3) of the Code for purposes of an Incentive Stock Option, or otherwise as determined by the Committee in accordance with Company policies), (B) any Optionee who retires within the meaning of clause (v) below, (C) any Optionee who dies or (D) any Optionee whose right to exercise his or her Option is extended by the Committee pursuant to clause (vii) below, the expiration of three months from the date of the Optionee's Termination of Employment for any reason unless the Optionee dies within said three-month period; or

                                    (iv) In the case of an Optionee who is
                  totally disabled (within the meaning of Section 22(e)(3) of the Code for purposes of an Incentive Stock Option, or otherwise as determined by the Committee in accordance with Company policies), the expiration of one year from the date of the Optionee's Termination of Employment by reason of his or her disability unless the Optionee dies within said one-year period; or


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                                    (v) In the case of an Optionee who retires
                  after reaching the Company's normal retirement age or who takes early retirement, the expiration of three months from the date of Optionee's Termination of Employment by reason of such retirement, or in the case of any such retiring Optionee whose right to exercise his or her Option is extended by the Committee, which extension shall not exceed three years from the date of Optionee's Termination of Employment, the date upon which such extension expires; or

                                    (vi) The expiration of one year from the
                  date of the Optionee's death; or

                                    (vii) In the case of any Optionee whose
                  right to exercise his or her Option is extended by the Committee, which extension shall not exceed three years from the date of Optionee's Termination of Employment, the date upon which such extension expires.

                           (b) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment; provided, however, that provision may be made that such Option shall become exercisable in the event of a Termination of Employment because of the Optionee's retirement (as determined by the Committee in accordance with Company policies), total disability (within the meaning of Section 22(e)(3) of the Code for purposes of an Incentive Stock Option, or otherwise as determined by the Committee in accordance with Company policies) or death; and provided further, that in the event the Committee extends the right of an Optionee to exercise his or her Option pursuant to Section 4.4(a)(vii) above, the Committee may also provide that such Option shall become exercisable immediately, or in accordance with the schedule of exercisability which would be applicable to such Option but for the Optionee's Termination of Employment, or in accordance with any other schedule determined in the Committee's discretion.

         2. This Third Amendment shall be effective on or as of September 11, 2000. In all other respects the Plan shall remain in full force and effect as originally adopted.


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         IN WITNESS WHEREOF, the Committee has caused this Third Amendment to be executed by a duly authorized officer of the Company as of the 11th day of September, 2000.


                                        OWENS-ILLINOIS, INC.



                                        By /s/ THOMAS L. YOUNG
                                          ----------------------------------
                                               Executive Vice President
Attest:



  /s/  JAMES W. BAEHREN
 -----------------------------
         Secretary